Exhibit 10.1


                         The CIT Group/
                         Equipment Financing
                         P.O. Box 490
                         650 CIT Drive
                         Livingston, NJ  07039-0490


                                                       May 14, 1997
Via Fax and Mail

Mr. Jim Jones V.P. and Treasurer
LSB Industries
16 South Pennsylvania Ave.
Oklahoma City, OK  73107

Dear Mr. Jones:

Reference is made to (a) that certain Loan and Security Agreement, dated October 31, 1994 (as Amended, the "Agreement") , between DSN Corporation, an Oklahoma corporation ("Debtor") and The CIT Group/Equipment Financing, Inc., a New York corporation ("CIT") and (b) the defined terms within. Debtor has advised CIT that LSB Industries, Inc. (LSB), a guarantor of Debtor's obligation to CIT, was not in compliance with:

               Section 6.10 of the Agreement, in that, as of March 31, 1997, LSB did not maintain a tangible net worth of $67,000,000.00 and $78,000,000.00 after adding treasury stock. Further, LSB did not maintain a Leverage requirement of 3.00x (actual as of March 31, 1997 was 3.37x)

Debtor has requested, that not withstanding anything to the contrary in the Agreement, the CIT waive the above instances of non-compliance and agree to reset LSB's covenant level requirements for the remainder of 1997.

The new Covenants are as follows:
          Minimum Tangible Net Worth (after subtracting Treasury Stock)
                                    (000's omitted)
               June, 1997               $61,750
               September, 1997           62,522
               December, 1997            60,647
          Minimum Tangible Net Worth (before subtracting Treasrury Stock)

               June 1997                $72,000
               September, 1997           75,000
               December, 1997            76,000
          Maximum Leverage Allowed

               June, 1997                 3.11x
               September, 1997            2.96x
               December, 1997             3.02x

CIT hereby waives, as of this date, the above instances of non-compliance, provided that such waiver is subject to the following conditions:

     (1) that this waiver is stricly limited to the specific covenants under section 6.10 of the Agreement, as amended, set forth above and is strictly limited only to such instances of non-compliance through and including March 31, 1997.

     (2) that Debtor pay a fee in the amount of $10,000.00 within 5 business days of the above date to cover waiver and amendment.

The amended covenants shall remain in place throughout 1997, after which they shall revert to the original levels as set forth in the Agreement.

                              Sincerely,


                              The CIT Group/Equipment Financing, Inc.

                         By    /s/ Anthony G. Joseph
                              Anthony G. Joseph
                              Vice President



Acknowledged and Agreed:

DSN Corporation

By:______________________

Title____________________

LSB Industries

By:______________________

Title:___________________